FORM 4 JOINT FILER INFORMATION


NAME:                    Terek Diasti
                         Adam Diasti
                         Tim Diasti

ADDRESS:                 2502 North Rocky Point Drive
                         Suite 1000
                         Tampa, FL  33607

DESIGNATED FILER:        Diasti Family Limited Partnership

ISSUER AND
TICKER SYMBOL:           Coast Dental Services, Inc. ("CDEN")

DATE OF EVENT
REQUIRING STATEMENT:     September 4, 2003




SIGNATURE         /s/ Timothy G. Merrick
                  --------------------------
                  Attorney-in-fact